CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement Form S-8 No. 333-204155 pertaining to the Helius Medical Technologies Inc. (formerly NeuroHabilitation Corporation) June 2014 Stock Incentive Plan of our report dated January 30, 2015, relating to the financial statements of Helius Medical Technologies Inc. (formerly NeuroHabilitation Corporation) appearing in the Annual Report Form 10K/A of the Company for the year ended March 31, 2015.

“DAVIDSON & COMPANY LLP”

Vancouver, Canada	Chartered Professional Accountants

January 11, 2016